UNITED STATES
                                    SECURITIES AND EXCHANGE COMMISSION

                                          Washington, D.C. 20549


                                                 FORM 8-K

                                              CURRENT REPORT


                                    Pursuant to Section 13 or 15(d) of
                                   the Securities Exchange Act of 1934


                             Date of Earliest Event Reported: August 4, 1998

                                      Date of Report: August 5, 1998



                                        Ferrellgas Partners, L.P.
                                    Ferrellgas Partners Finance Corp.


                      (Exact name of registrants as specified in their charters)




                   Delaware                 1-11331                      43-1698480
                   Delaware                333-06693                     43-1742520
            -----------------------     -----------------     ----------------------------------
               (States or other         Commission file       (I.R.S. Employer Identification
               jurisdictions of         numbers                            Nos.)
               incorporation or
                organization)

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One Liberty Plaza, Liberty, Missouri 64068


(Address of principal executive offices) (Zip Code)


Registrants' telephone number, including area code: (816) 792-1600



ITEM 5.  OTHER EVENTS

         On August 4, 1998, Ferrellgas L.P. issued $350 million of fixed rate Senior Notes in five series with maturities ranging from 2005 through 2013 (the Senior Notes) in a private placement to qualified institutional investors. Proceeds of the offering were used to redeem Ferrellgas, L.P.'s outstanding 10 % Series A Fixed Rate Senior Notes on August 5, 1998, and to repay outstanding indebtedness under Ferrellgas, L.P.'s bank credit lines.

         On August 4, 1998, Ferrellgas L.P.'s Second Amended and Restated Credit Agreement was declared effective. This agreement provides Ferrellgas L.P. with $145 million of bank credit lines.

         Ferrellgas Partners, L.P., (the "MLP") is a master limited partnership whose Common Units are listed on the New York Stock Exchange. The MLP, with a 99% limited partner interest, is the sole limited partner of Ferrellgas, L.P.


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     FERRELLGAS PARTNERS, L.P.

                                         By Ferrellgas, Inc. (General Partner)


Date: August 5, 1998                                 By       /s/ Kevin T. Kelly
                                                           ---------------------
                                                                  Kevin T. Kelly
                                              Chief Financial Officer (Principal
                                               Financial and Accounting Officer)





                                            FERRELLGAS PARTNERS FINANCE CORP.



Date: August 5, 1998                                 By       /s/ Kevin T. Kelly
                                                           ---------------------
                                                                  Kevin T. Kelly
                                              Chief Financial Officer (Principal
                                               Financial and Accounting Officer)